Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) between Mountain Crest Acquisition Corp. V, a Delaware corporation (“Mountain Crest”), Mountain Crest Global Holdings LLC, a Delaware limited liability company (“Sponsor”), the equityholders of CubeBio Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea (the “Company”), listed on Schedule 1 (each a “Lock-Up Party” and collectively with Sponsor, the “Lock-Up Parties”) is dated [●], 2026 (the “Signing Date”). Mountain Crest, Sponsor, the Company and the Lock-up Parties are referred to individually as a “Party” and collectively, as the “Parties”. Capitalized terms used but not otherwise defined shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. On the Signing Date, Mountain Crest Acquisition Corp. V, a Delaware corporation (“Mountain Crest”), CubeBio Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea (the “Company”), CubeBio Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (“PubCo”), CHL SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (“SPAC Merger Sub”), and CHL Korea Exchange Sub, Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea and a wholly owned subsidiary of PubCo (“Exchange Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement” or “BCA”), pursuant to which (i) SPAC Merger Sub will merge with and into Mountain Crest, with Mountain Crest surviving as a wholly owned subsidiary of PubCo (the “SPAC Merger”), and (ii) all shareholders of the Company shall transfer their respective CubeBio Common Shares to Exchange Sub, in exchange for the right to receive PubCo Ordinary Shares (the “Share Swap” and collectively with the SPAC Merger, the “Business Combination”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

B. Each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that such Lock-Up Party now or later Beneficially Owns or owns of record;

C. Each of Mountain Crest, the Company, and each Lock-Up Party has determined that it is in their best interests to enter into this Agreement; and

D. Each Lock-Up Party understands and acknowledges that Mountain Crest and the Company are entering into the Business Combination Agreement in reliance upon such Lock-Up Party’s execution and delivery of this Agreement.

E. In consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Definitions. When used in this Agreement, the following terms in all their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“PubCo Ordinary Shares” means PubCo’s ordinary shares, par value $0.0001 per share.

“PubCo Preferred Shares” means PubCo’s preferred shares, par value $0.0001 per share.

“PubCo Securities” means (a) any shares of PubCo Preferred Shares, (b) any shares of PubCo Ordinary Shares, (c) any shares of PubCo Ordinary Shares issued or issuable upon the exercise of any warrant or other right to acquire shares of such PubCo Ordinary Shares and (d) any equity securities of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (b) or (c) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization, or reclassification or similar transaction.

“Expiration Time” shall mean the earliest to occur of (a) the Closing Date, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article VIII, and (c) the effective date of a written agreement of the parties terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, domestic partner, lineal descendant (whether natural or adopted), father, mother, brother or sister.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any applicable federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, decree, order, judgment, rule, binding regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any PubCo Securities Beneficially Owned by a Lock-Up Party as of immediately following the Closing Date and any other equity securities convertible into or exercisable or exchangeable for or representing the rights to receive PubCo Securities, other than any PubCo Securities acquired in open market transactions following the Closing.

“Permitted Transferee” means with respect to any Person, (a) in the case of an individual: (i) any Family Member of such Person by bona fide gift, (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of such Person or a Family Member of such Person, or to a charitable organization, (iii) a Person by virtue of the laws of descent and distribution upon death of such Person, (iv) a Person pursuant to a qualified domestic relations order, and (b) in the case of an entity, (i) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (c) PubCo or Mountain Crest in connection with the repurchase of shares of PubCo Ordinary Shares issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Transfer” means, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the contemplated transactions, any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the promulgated rules and regulations with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (c) any Short Sales, (d) taking any action in furtherance of any of the matters described in clause (a), (b), or (c),or (e) the public announcement of any intention to effect any transaction specified in clause (a), (b), (c), or (d).

2. Lock-Up.

a. Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with PubCo not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.b. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the earlier of (a) six (6) months following the Closing Date, and (b) subsequent to the Closing, the date on which PubCo completes a liquidation, merger, stock exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Securities for cash, securities or other property. For the avoidance of any doubt, each Lock-Up Party shall retain all his, her or its rights as a shareholder of PubCo during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities.

b. Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, each Lock-Up Party may Transfer, without the consent of PubCo, any of such Lock-Up Party’s Lock-Up Securities (a) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to PubCo or (b) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Securities for cash, securities or other property subsequent to the Business Combination; provided, that in connection with any Transfer of such Lock-Up Securities, the restrictions and obligations contained in Section 2.a and this Section 2.b will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.b, a Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred before such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) PubCo shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

3. Confidentiality. Until the Expiration Time, each Lock-Up Party will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to Mountain Crest, the Company, or PubCo and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date of this Agreement other than as a result of a disclosure by such Lock-Up Party in breach of this Section 3, (ii) is, was or becomes available to such Lock-Up Party on a non-confidential basis from a source other than Mountain Crest, the Company, or PubCo, or (iii) is or was independently developed by such Lock-Up Party after the date of this Agreement. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Lock-Up Party gives Mountain Crest, the Company, or PubCo, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that Mountain Crest, the Company, or PubCo may seek, at its expense, an appropriate protective order or similar relief (and such Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require a Lock-Up Party to himself, herself or itself commence litigation regarding such protective order or similar relief).

4. Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party represents and warrants, severally and not jointly, to PubCo and Mountain Crest as follows:

a. Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform his, her or its obligations. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

b. No Conflict; Consents.

i. The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions of this Agreement do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent Organizational Documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is otherwise bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform his, her or its obligations or to consummate the contemplated transactions.

ii. The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority, other than those set forth as conditions to closing in the Business Combination Agreement.

c. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of such Lock-Up Party, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform his, her or its obligations or to consummate the contemplated transactions.

d. Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth in this Agreement shall not prevent any designee of any Lock-Up Party from serving on the board of directors or as an officer of PubCo or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of PubCo. Each Lock-Up Party is entering into this Agreement solely in his, her or its capacity as the anticipated owner of PubCo Securities following the consummation of the Business Combination.

6. Termination. This Agreement shall terminate upon the earlier of: (i) termination of the Business Combination Agreement in accordance with its terms; or (ii) completion of the Lock-Up as specified in Section 2.a of this Agreement. Upon termination of this Agreement, none of the parties shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement before its termination.

7. Miscellaneous.

a. Severability. If any term, provision, covenant or restriction of this Agreement, or its application, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms of such illegal, invalid, or unenforceable provision as may be possible.

b. Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

c. Assignment. Neither party may assign, directly or indirectly, including, through any merger, acquisition, sale of all or substantially all shares/assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations without the prior written approval of the other parties, except with respect to a Transfer completed in accordance with Section 2.b. Subject to the first sentence of this Section 7.c, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 7.c shall be void ab initio.

d. Amendments and Modifications. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed by (a) Mountain Crest, (b) the Company and (c) (i) by Lock-Up Parties holding at least fifty percent (50%) of the Lock-Up Securities (assuming the hypothetical exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement, and any such amendment shall be binding on all the Lock-Up Parties; provided, however, that in no event shall the obligation of any Lock-Up Party be materially increased without the prior written consent of such Lock-Up Party, unless such amendment applies to all Lock-Up Parties in the same fashion; provided, further, however, that (A) if this Agreement, or any other lock-up agreement signed by a stockholder of the Company in connection with the contemplated transactions or under the Business Combination Agreement, is amended, modified or waived in a manner favorable to any Lock-Up Party or such shareholder, and such amendment, modification or waiver would be favorable to any other Lock-Up Party, this Agreement shall be automatically amended in the same manner with respect to such other Lock-Up Party (and Mountain Crest shall provide prompt notice to all Lock-Up Parties), and (B) if any Lock-Up Party or such shareholder is released from any or all of the lock-up restrictions under this Agreement or such other lock-up agreement, each other Lock-Up Party shall automatically be contemporaneously and proportionately released from the lock-up restrictions (which, for the avoidance of doubt, will include a release of the same percentage of such Lock-Up Party’s Lock-Up Securities) and Mountain Crest shall provide prompt notice to each Lock-Up Party.

e. Governing Law; Waiver of Jury Trial; Specific Performance.

i. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware: the SPAC Merger and the fiduciary duties and other obligations of the boards of directors of Mountain Crest and SPAC Merger Sub and the internal corporate affairs of Mountain Crest and SPAC Merger Sub. Additionally, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of Korea: the fiduciary duties and other obligations of the Company Board and the internal corporate affairs of the Company. The internal corporate affairs of PubCo shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands.

ii. Jurisdiction. The Parties (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Legal Proceeding arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Legal Proceeding except in the courts described above in the State of Delaware, other than Legal Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware. Each of the Parties further agrees that notice as provided in this Agreement shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Legal Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware as described in this Agreement for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Legal Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Legal Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

iii. Each of the parties waives to the fullest extent permitted by applicable Law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the contemplated transactions. Each of the parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that he, she, it and the others have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

iv. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

f. Notices. All notices, requests, claims, demands and other communications shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section:

if to Mountain Crest before the Effective Time, to:

Mountain Crest Acquisition Corp. V

524 Broadway, 11th Floor, New York, NY 10012, Attn: [Suying Liu], Email: [●]

with a copy to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001

Attn: Andy Tucker

Email: ATucker@duanemorris.com

if to the Company before the Effective Time, to:

CubeBio Co., Ltd., 8F HYHILL Building, Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Korea, Attn: [Jaemyung Kim], Email: [●]

with a copy to:

if to PubCo following the Effective Time, to:

CubeBio Holdings Limited, [Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands], Attn: [●], Email: [●]

with a copy to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001

Attn: Andy Tucker

Email: ATucker@duanemorris.com

if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement.

g. Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Business Combination Agreement and Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. This right Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any benefit or remedy of any nature whatsoever under or by reason of this Agreement.

h. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

i. Effect of Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

j. Legal Representation. Each of the parties agrees that he, she or it has been represented by independent counsel of his, her or its choice during the negotiation and execution of this Agreement and each party and his, her or its counsel cooperated in the drafting and preparation of this Agreement and the documents and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Each Lock-Up Party acknowledges that Duane Morris LLP is acting as counsel to Mountain Crest and PubCo and [●] is acting as counsel to the Company in connection with the Business Combination Agreement and the contemplated transactions, and that neither of such firms is acting as counsel to any Lock-Up Party.

k. Expenses. Except as provided in the Business Combination Agreement, all expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the party incurring such expenses, whether or not the Business Combination or any other transaction is consummated.

l. Further Assurances. At the request of PubCo or the Company, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of PubCo, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

m. Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

n. Several Liability. The liability of the Lock-Up Parties is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

o. No Recourse. Notwithstanding anything to the contrary contained in this Agreement or otherwise, but without limiting any provision in the Business Combination Agreement, or the obligations of any Permitted Transferee under this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the contemplated transactions, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the contemplated transactions or in respect of any oral representations made or alleged to be made. Without limiting the rights of any party against the other parties, or the obligations of any Permitted Transferee under this Agreement, in no event shall any party or any of his, her or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

The parties have executed this Agreement as of the date first written above.

MOUNTAIN CREST ACQUISITION CORP. V

By:
Name:	[Suying Liu]
Title:	[CEO]

The parties have executed this Agreement as of the date first written above.

CUBEBIO HOLDINGS LIMITED

By:
Name:	[Jaemyung Kim]
Title:	[Chief Executive Officer]

CUBEBIO CO., LTD.

By:
Name:	[Jaemyung Kim]
Title:	[Chief Executive Officer]

The parties have executed this Agreement as of the date first written above.

LOCK-UP PARTY:

By:
Name:

Address for Notice:

Email:

Shares of Ordinary Shares beneficially owned on the date of this Agreement:

Schedule 1

[To be inserted]

Sch. 1-1